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                                                                    Exhibit (10)

                                       [LETTERHEAD OF THE MCGRAW HILL COMPANIES]

March 23, 1998

Mr. Joseph L. Dionne
Chairman and Chief Executive Officer
The McGraw-Hill Companies
1221 Avenue of the Americas
New York, NY  10020

Dear Joe:

This letter confirms the compensation and other arrangements to be provided in connection with your services as non-executive Chairman of The McGraw-Hill Companies Board of Directors. These arrangements will be in effect from July 1, 1998 to December 31, 1999.

The McGraw-Hill Companies shall pay you an annual fee of $350,000 to be paid in equal monthly installments. Annual retainers and meeting fees normally received by outside Directors will not be paid to you in addition to the annual fee.

Appropriate office accommodations and other support staff and facilities will be provided to you consistent with your responsibilities as Chairman of the Board.

The compensation to be paid to you under the terms of this agreement shall be in consideration for your assuming on behalf of the Board such specific responsibilities as we may request, from time to time, and also for performing such other special assignments as the Board deems necessary or desirable. All assignments to be performed by you for the Board should be coordinated with, and performed in conjunction with, McGraw-Hill's Chief Executive Officer.


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

                                                                    Exhibit (10)

Mr. Joseph L. Dionne
March 23, 1998
Page Two


If the provisions of this letter are satisfactory to you, please acknowledge your agreement by signing below and then returning this letter to Barbara Maddock.

Sincerely,


Paul J. Rizzo


Paul J. Rizzo
Chairman, Compensation Committee
The McGraw-Hill Companies Board of Directors


Agreed to this 31 day of March, 1998.


/s/ Joseph L. Dionne
-----------------------------------
Joseph L. Dionne


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                                                                    Exhibit (10)

                                           [LETTERHEAD OF MCGRAW HILL COMPANIES]

June 23, 1998

Mr. Robert P. McGraw
Executive Vice President
The McGraw-Hill Companies
1221 Avenue of the Americas
New York, NY 10020

Dear Bob:

This letter confirms the arrangements which will be provided to you to recognize your assistance in the transfer of responsibilities within the Educational & Professional Publishing segment. Your separation date as an employee will be September 30, 1998.

You will receive a Short-Term Incentive payment of $244,874. This amount is based on a target prorated through September 30, 1998 of $122,437, measured on individual objectives. It is expected that this payment will be made by the end of February 1999.

Your Long-Term Restricted Performance Share Award target prorated through September 30, 1998 is 5,792 shares. This represents a proration of your combined target under the 1996, 1997, and 1998 Restricted Performance Share Awards. The prorated target of 5,792 shares will pay out at no less than 6,444 shares, based on shares being measured 50% on EPS and 50% on the business unit's NOI, and the payout may be greater depending on final business results. It is expected that this award will be made by the end of February 1999.

Vesting will be accelerated to September 30, 1998 for 6,500 of your 10,000 unvested stock options. These vested shares may be exercised up to six (6) months after your separation date, or March 31, 1999.

You will receive a severance payment of $125,000 and a payment of $50,000 in lieu of continued benefits coverage. These payments will be made no later than October 31, 1998.


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                                                                    Exhibit (10)

Mr. Robert P. McGraw
June 23, 1998
Page Two


Your deferred compensation balance will be payable in eight (8) annual installments following your separation date.

Your balances under the Savings Incentive Plan (SIP), the Employee Retirement Account Plan (ERAP), and the supplemental SIP and ERAP plans will be paid to you after your separation date in accordance with your elections under the terms of those plans. Information on your vested benefit under the Employee Retirement Plan and the supplemental ERP plan will be provided to you.

You will be eligible for reimbursement of tax preparation and related professional fees up to $2,200 for the 1998 tax year, for which returns will be filed in 1999.

Information on continuation of medical coverage under COBRA and details concerning other benefit plans will be provided to you shortly.

Please note that all of the payments set forth in this letter may be required to be disclosed in the Company's proxy statement and other SEC documents.

Please acknowledge your agreement with the arrangements described above by signing below and returning an executed copy to me at your earliest convenience. A second copy of this letter is attached for your files.

Sincerely,


Barbara B. Maddock

BBM/bj

/s/ Robert P. McGraw                           June 26, 1998
-----------------------------------     ----------------------------
Robert P. McGraw                                    Date

cc:   Joseph L. Dionne
      Harold McGraw III


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